Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           ORION NEWCO SERVICES, INC.


1.      Offices.

                1.1 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                1.2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

2.  Meetings of Stockholders.

                2.1 Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Washington, District of Columbia, at such place as may be fixed from time to time by the board of directors, or at such other place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                2.2 Annual Meetings. Annual meetings of stockholders, commencing with the year 1997, shall be held on the first Thursday of May, if not a legal

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holiday,  and if a legal  holiday,  then on the next secular day  following,  at
10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

                2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors or by the president, and shall be called by the president or secretary at the request in writing of two or more stockholders owning at least 35% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote if no special meeting of stockholders has been called and held at the request of stockholders within the six months preceding such written request. Such request shall include a statement of the purpose or purposes of the proposed meeting.

                2.4 Notice of Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                2.5 Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                2.6 List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each

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stockholder and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                2.7 Quorum at Meetings. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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                2.8  Voting  and  Proxies.  Unless  otherwise  provided  in  the certificate of incorporation, and subject to the provisions of Section 6.4 of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the corporation's capital stock having voting power which is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                2.9 Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the vote (which need not be by ballot) of the holders of a majority of the stock having voting power, present in person or represented by proxy, unless the proposed action is one upon which, by express provision of statutes or of the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, candidates for election as members of the board of directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

                2.10. Stockholder Actions. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

                2.11. Nominating Committee. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for

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election  as  directors.  Nominations  of persons  for  election to the Board of
Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors,

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 any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No later than the tenth day following the date of receipt of a stockholder nomination submitted pursuant to this Section 2.11, the president of the corporation shall, if the facts warrant, determine and notify in writing the stockholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures prescribed by the Bylaws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 2.11. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.11.

                2.12. Business at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following

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the day on which  such  notice of the date of the annual  meeting  was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No later than the tenth day following the date of receipt of a shareholder notice pursuant to this
Section 2.12, the president of the corporation shall, if the facts warrant, determine and notify in writing the stockholder submitting such notice that such notice was not made in accordance with the time limits and/or other procedures prescribed by the Bylaws. If no such notification is mailed to such shareholder within such ten-day period, such stockholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this Section 2.12. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12.

3.      Directors.

                3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

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                3.2.  Number and Election.  The number of directors  which shall constitute the whole board shall be eleven members and shall be divided into three classes as specified or determined pursuant to the Certificate of Incorporation of the corporation as in effect from time to time.

                3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner specified in the Certificate of Incorporation of the corporation as in effect from time to time.

                3.4 Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                3.5 First Meeting of Each Board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

                3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

                3.7 Special Meetings. Special meetings of the board may be called by the president on one day's notice to each director, either personally or by telephone, by mail or by telegram; special meetings shall be called by the chairman or secretary in like manner and on like notice on the written request of one-third of the total number of directors.

                3.8 Quorum and Vote at Meetings. At all meetings of the board, one director if a board of one director is authorized, or such greater number of directors as is not less than a majority of the total number of directors, shall constitute a

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quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place.

                3.9 Telephone Meetings. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                3.10 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

                3.11 Committees of Directors. The board of directors may by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members

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constitute a quorum, may, by unanimous vote, appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to Section 151(a) of the General Corporation Law of the State of Delaware (hereinafter the "GCL"), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation pursuant to Sections 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless otherwise expressly provided in the resolution, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee, at all meetings of each such committee of directors, a majority of the

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total  number of  members of the  committee  shall  constitute  a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when required.

                3.12 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

4.      Notices of Meetings.

                4.1 Notice Procedure. Whenever, whether under the provisions of any statute or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such requirement shall not be construed to require the giving of personal notice. Such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telex, telegram or telephone.

                4.2 Waivers of Notice. Whenever the giving of any notice is required by statute, the certificate of incorporation or these Bylaws, a waiver thereof, in

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writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the certificate of incorporation, by statute or by these Bylaws.

5.      Officers.

                5.1 Positions. The officers of the corporation shall be a president and a secretary, and such other officers as the board of directors may appoint, including one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide; provided, however, that in no event shall the president and the secretary be the same person.

                5.2 Appointment. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

                5.3 Compensation. The compensation of all officers of the corporation shall be fixed by the board of directors.

                5.4 Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or

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removal.  Any  officer  may  resign  at any  time  upon  written  notice  to the corporation. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. All officers of the corporation shall be required to retire at the end of the month during which they attain 65 years of age.

                5.5 Fidelity Bonds. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                5.6 Chairman. The chairman shall preside at all meetings of the stockholders and board of directors and shall be ex officio a member of all standing committees of the board of directors.

                5.7 President. The president shall be the chief executive officer of the corporation, shall be ex officio a member of all standing committees, shall assume all responsibility for the management and operation of the business of the corporation, and shall ensure that all orders and resolutions of the board of directors are carried into effect. The president shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some officer or agent of the corporation.

                5.8 Vice Chairman or Vice Presidents. If the directors shall appoint one or more vice presidents, such vice chairman or vice presidents shall perform such duties and have such powers as may be vested in such vice presidents by the board of directors or by the president. One of such vice presidents may be designated the chief operating officer of the corporation and have general

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management  of the  day-to-day  operations  of the  corporation,  subject to the authority of the president.

                5.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or by the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature. The secretary or an assistant secretary may also attest all instruments signed by the president or any vice president.

                5.10 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                5.11 Treasurer.

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                  5.11.1  Duties.  The  treasurer  shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation.

                  5.11.2 Bond. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the treasurer's possession or under the treasurer's control and belonging to the corporation.

                5.12 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

6.      Capital Stock.

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                6.1 Certificates of Stock;  Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the president or vice president, and by the treasurer and/or assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                6.2 Lost Certificates. The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the board shall require and/or to give the corporation a bond, in such

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 sum as the board may direct,  as  indemnity  against any claim that may be made against the corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

                6.3 Transfers. The transfer of stock and certificates that represent the stock and the transfer of uncertificated shares shall be effected in accordance with the laws of the State of Delaware. Any restriction on the transfer of a security imposed by the corporation shall be noted conspicuously on the security.

                6.4 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                6.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or

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other notice thereof,  except as otherwise  provided by the laws of the State of
Delaware.

7.      Indemnification.

                Indemnification of certain persons by the corporation shall be as specified in or determined pursuant to the Certificate of Incorporation of the Corporation as is in effect from time to time.

8.      General Provisions.

                8.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation and the laws of the State of Delaware, may be declared by the board of directors at any regular or special meeting. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, as defined in the General Corporation Law of the State of Delaware, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions, if any, of the certificate of incorporation.

                8.2 Reserves. The directors of the corporation may set apart, out of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                8.3 Execution of Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                8.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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                8.5 Seal. The corporate  seal shall have  inscribed  thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                Section 9. Amendments. These Bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the Board of Directors, except that Sections 2.3, 2.10, 2.11, 2.12, 3.2, 3.3 and this Section 9 may not be altered, amended, or repealed except by at the affirmative vote of at least two-thirds the shares entitled to vote thereon or the affirmative vote of the Board of Directors.
                                     * * * *


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                The  foregoing  Bylaws were adopted by the Board of Directors on
January __, 1997.


                                             ---------------------------------
                                                      Secretary